Exhibit 99.1

Splash Beverage Group (SBEV) Is Pleased to Announce the Appointment of Peter McDonough, a Global Brand Builder with Proven Leadership in Accelerating Sales and Market Share to Its Board of Directors

Fort Lauderdale, Florida--(Newsfile Corp. - October 7, 2020) - Splash Beverage Group, Inc. (OTC Pink: SBEV) (https://www.SplashBeverageGroup.com) (“the Company”), a holding company building a leading portfolio of beverage brands, announced today the appointment of renowned brand builder and business performance accelerator Peter McDonough to its Board of Directors.

CEO Robert Nistico states, “We are lucky to be adding Peter to our Board. Over the course of his 30-year career, Peter has created successful marketing campaigns and built organizational capabilities that accelerated the growth of business enterprises ranging from small start-ups as well as multi-billion-dollar companies.”

Mr. McDonough brings innovative thinking to transform business performance from his leadership experiences directing global organizations in industries such as personal care products, alcoholic beverages, consumer appliances, power tools and bioscience technology. He currently serves as Chief Executive Officer of Trait Biosciences and previously served in senior executive roles at Diageo, Procter & Gamble, Gillette, Duracell and Black & Decker.

Figure 1: Diageo

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Under McDonough’s leadership as President, Chief Marketing & Innovation Officer at Diageo, the company increased the number of new product launches in North America from less than 10 in 2007 to over 50 launches in 2015 - accounting for over $800MM in cumulative sales. The transformation positioned Diageo to be viewed throughout the industry as “best in class” - and positioned Diageo to consistently lead the industry’s annual (IRI/Nielsen) list of top selling new products.

Figure 2: President of Diageo Peter McDonough and Sarah Arison speak onstage at the 24th Annual GLAAD Media Awards at the Marriott Marquis in New York

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“Peter’s wealth of experience and insights gained while serving as Diageo’s North American President overseeing brand marketing and product development, as well as his vast professional network will be invaluable to Splash’s Board of Directors. His strategic insights offer helpful counsel as Splash accelerates the growth of our existing brands, Tapout Beverage and Salt Tequila, while adding new brands and expanding our distribution footprint into international markets,” adds Nistico.

Mr. McDonough is an alumnus of Cornell University and holds a Master of Business Administration from the Wharton School of Business. He currently serves on the Board of Directors of Trait Biosciences, Franklin Templeton’s Benefit Street RFT and on the Advisory Board of Viridian Capital Advisors. Mr. McDonough previously served on the Board of Directors at The Advertising Council of America and Effie Worldwide.

Peter McDonough on LinkedIn
https://www.linkedin.com/in/peterjmcdonough/

Follow Splash Beverage Group on Twitter: www.twitter.com/SplashBev

Figure 3: Splash Beverage Group

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About Splash Beverage Group, Inc.:

Splash Beverage Group specializes in manufacturing, distribution, sales & marketing of various beverages across multiple channels. SBEV operates in both the non-alcoholic and alcoholic beverage segments which they believe leverages efficiencies and dilutes risk. SBEV believes its business model is unique as it ONLY develops/accelerates brands it perceives to have highly visible pre-existing brand awareness or pure category innovation.

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation inability to enter into a definitive agreement with respect to the proposed transaction or to complete the transactions contemplated by the non-binding term sheet, matters discovered by the parties as they complete their respective due diligence investigation of the other. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Contact Information:

Splashbeveragegroup.com
info@splashbeveragegroup.com
954-745-5815

SOURCE: Splash Beverage Group, Inc.

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